UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2005

CIVITAS BANKGROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee (State or Other Jurisdiction of Incorporation)	000-27393 (Commission File Number)	62-1297760 (I.R.S. Employer Identification No.)

4 Corporate Centre 810 Crescent Centre Drive, Suite 320 Franklin, Tennessee (Address of Principal Executive Offices)	37067 (Zip Code)

(615) 263-9500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

     On April 22, 2005, Civitas BankGroup, Inc., a Tennessee corporation (the “Company”) entered into a written agreement with the Federal Reserve Bank of Atlanta (the “Written Agreement”). The Written Agreement contains provisions similar to those in existing relationships with the Federal Reserve Bank of Atlanta, including provisions to enhance credit administration policies and procedures, independent loan review, internal audit and earnings and capital maintenance. The Written Agreement also provides that the Company will conduct a management, directorate and organizational review. The Written Agreement shall remain effective and enforceable against the Company until such time as it is stayed, modified, terminated or suspended in writing by the Federal Reserve Bank of Atlanta.

Item 7.01     Regulation FD.

     On April 22, 2005, the Company issued the press release attached hereto as Exhibit 99.1 describing the Written Agreement.

Item 9.01     Financial Statements and Exhibits.

     (c)     Exhibits

          99.1     Press Release Issued by Civitas BankGroup, Inc. on April 22, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIVITAS BANKGROUP, INC.
By:	/s/ Lisa Musgrove
Lisa Musgrove
Executive Vice President, Chief Operating Officer and Chief Financial Officer

Date: April 22, 2005

EXHIBIT INDEX

99.1     Press Release Issued by Civitas BankGroup, Inc. dated April 22, 2005.

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